UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2019

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The NASDAQ Capital Market
Warrants to purchase Common Stock	APDNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement.

On November 13, 2019, Applied DNA Sciences, Inc. (the “Company”) entered into an underwriting agreement (the “Agreement”) with Maxim Group LLC (“Maxim”), as Representative of the Underwriters listed in Schedule I thereto, with respect to the issuance and sale of an aggregate of 2,285,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and/or 2,285,000 pre-funded warrants with the right to purchase one share of Common Stock at an exercise price of $0.01 per share (the “Pre-Funded Warrants”), and 2,285,000 accompanying common stock warrants with the right to purchase one share of Common Stock at an exercise price of $5.25 per share (the “Common Warrants”, together with the Pre-Funded Warrants, the “Warrants”), in an underwritten public offering. The shares of Common Stock and accompanying Common Warrants will be sold at a combined offering price of $5.25 before underwriting discounts. The Common Stock and the Warrants are collectively referred to herein as the “Securities.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to the Agreement, the Company also granted Maxim an option to purchase an additional 342,750 shares of Common Stock and/or additional Common Warrants to purchase 342,750 shares of Common Stock (the “Option Warrants”) to cover any over-allotments made by the Underwriters in the sale and distribution of the Securities. Such option may be exercised anytime on or before 12:00 p.m. (noon) Eastern Time on the business day before the Closing Date (as defined below), and from time to time thereafter within 45 days after the date of the Agreement. The Company intends to enter into a warrant agreement with American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”) on or about November 15, 2019. The terms of the Common Warrants are set forth in the Warrant Agreement, which includes a form of common warrant certificate, and the terms of the Pre-Funded Warrants are set forth in a form of pre-funded common stock purchase warrant (the “Form of Pre-Funded Warrant”), each of which is attached to this Current Report on Form 8-K.

Pursuant to the Agreement, the Company expects to sell the Securities to the Underwriters at a combined purchase price of $4.8825 per share of Common Stock and accompanying Common Warrant, representing a 7% discounted price from the price the Underwriters shall sell the Securities to the public. The gross proceeds of the offering, before deducting Underwriter discounts and commissions and other offering expenses, are approximately $12.0 million, or approximately $13.8 million if the Underwriters exercise in full their overallotment option.

The Securities are being offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-233830), as amended, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on November 13, 2019, as well as the Company’s subsequent Registration Statement on Form S-1 (File No. 333-234664) pursuant to Rule 462(b) of the Securities Act, which became effective on November 13, 2019. A final prospectus relating to the offering will be filed with the SEC on or about November 13, 2019 and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, (212) 895-3745.

The Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (severally and not jointly), including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The offering is expected to close on or about November 15, 2019 (the “Closing Date”). Pursuant to the Agreement, the Company agreed to pay Maxim a non-accountable expense allowance relating to the offering, including without limitation the reasonable fees, disbursements, out-of-pocket expenses, and other charges of the Underwriters’ counsel, up to $75,000.

Pursuant to the Agreement, subject to certain exceptions, the Company, its directors and executive officers, and certain of its 5% or greater stockholders agreed not to offer, sell or otherwise dispose of any of the Common Stock held by them for a period commencing on the date hereof and ending 120 days from the date of the final prospectus filed with the SEC pursuant to Rule 424(b), without first obtaining the written consent of Maxim.

Warrant Agreement & Common Warrant.

Pursuant to the Warrant Agreement, each Common Warrant will be exercisable beginning on the date of issuance thereof and ending on November 15, 2024 (the “Expiration Date”).

The Common Warrant includes an adjustment provision that, subject to certain exceptions, reduces its exercise price if the Company issues Common Stock or Common Stock equivalents at a price lower than the then-current exercise price of the Common Warrant, subject to a minimum exercise price of $1.47 per share.

Subject to limited exceptions, a holder of a Common Warrant will not have the right to exercise any portion of its Common Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of Common Stock issuable upon the exercise of the Common Warrant will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrant Agreement.

Pre-Funded Warrant.

Pursuant to the Form of Pre-Funded Warrant, each Pre-Funded Warrant will be exercisable, in whole or in part, beginning on or after the date of issuance thereof and up and until the Pre-Funded Warrant is exercised in full.

The Pre-Funded Warrants were sold to purchasers who purchased Common Stock and own shares together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of outstanding Common Stock immediately following the consummation of the offering, in lieu of purchasing Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.01 per share. The shares of Common Stock and Pre-Funded Warrants, and accompanying Common Stock Warrants, were issued separately and are immediately separable upon issuance.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, own shares of Common Stock in excess of the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrant will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the form of Pre-Funded Warrant.

General.

The foregoing summaries of the offering and the terms of the Underwriting Agreement, the Warrant Agreement, including the form of common warrant certificate therein, and the form of Pre-Funded Warrant are subject to, and qualified in their entirety by such documents attached herewith as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

A copy of the Company’s press release, dated November 13, 2019 announcing the offering and pricing of the offering, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management and involve a number of risks and uncertainties, many of which are beyond the control of the Company including the substantial doubt relating to the Company’s ability to continue as a going concern. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K filed on December 18, 2018, as amended, Quarterly Reports on Form 10-Q filed February 7, 2019, May 9, 2019, and August 13, 2019 and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 8.01. Other Events.

On November 12, 2019, the Company voted to appoint Joseph D. Ceccoli, who is currently serving as an independent director on the board of directors of the Company, to the audit committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC, as Representative of the Underwriters listed in Schedule I hereto, dated November 13, 2019.
4.1	Form of warrant agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC.
4.2	Form of common warrant certificate (included in the form of warrant agreement filed as Exhibit 4.1 herewith).
4.3	Form of pre-funded warrant.
99.1	Press Release disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2019	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC, as Representative of the Underwriters listed in Schedule I hereto, dated November 13, 2019.
4.1	Form of warrant agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC.
4.2	Form of common warrant certificate (included in the form of warrant agreement filed as Exhibit 4.1 herewith).
4.3	Form of pre-funded warrant.
99.1	Press Release disclosure.